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                                                                      Exhibit 13

                              REVCO D.S., INC.
                      1993 EMPLOYEE STOCK PURCHASE PLAN


       1. PURPOSE OF THE PLAN. This 1993 Employee Stock Purchase Plan (the "Plan") is intended as an incentive and to encourage stock ownership by all eligible employees of Revco D.S., Inc., a Delaware corporation (the "Company") and its subsidiaries, so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

       2.      Definitions.
               ------------

               2.1 "Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from his or her paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's Account shall remain the property of the respective employee at all times during each offering.

               2.2 "Base Pay" means regular straight time earnings or draw, but excludes compensation for overtime, commissions, bonuses, amounts paid as reimbursement of expenses and other additional compensation.

               2.3 "Common Stock" means the Company's Common Stock, $.O1 par value.

               2.4 "Fair Market Value" means the closing price for the Common Stock on the New York Stock Exchange or other national stock exchange or, if the stock is not traded on an exchange, the last sale price for the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System.

               2.5 "Offering Date" means the commencement date of the offering if such date is a regular business day or the first business day following such commencement date. A different date may be set by resolution of the Board of Directors of the Company (the "Board").

               2.6 "Parent" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.



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               2.7   "Plan Year" means, in the case of the first Plan year,
 September 1, 1993 to and including May 31, 1994, and thereafter means each June 1 through May 31 of the following year.

               2.8 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such claim.

               3. EMPLOYEES ELIGIBLE TO PARTICIPATE. Any person who is an employee of the Company on the first day of each applicable Plan year is eligible to receive options under the Plan; provided, however, that no employee who immediately after the grant of options hereunder owns shares (including all shares which may be purchased under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company, or, if applicable, any Subsidiary or, if applicable, a Parent shall be eligible to receive an option. For this purpose, the rules of Section 424(d) of the Code shall apply in determining share ownership.

               4. OFFERINGS. The first offering under this Plan shall commence on September 1, 1993 and terminate on May 31, 1994. Thereafter, offerings shall commence on June 1 and terminate on May 31 of the following year until the Plan is terminated by the Board or no additional shares of Common Stock of the Company are available for purchase under the Plan.

               5. PRICE. The purchase price per share shall be the LESSER of (1) 85% of the Fair Market Value of the Common Stock on the Offering Date; or (2) 85% of the Fair Market Value of the Common Stock on the last business day of the offering.

               6. STOCK SUBJECT TO THE PLAN. The stock subject to the options shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 1,200,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

               7.    Changes in Capital Structure.
                     ----------------------------

                     7.1 In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares,

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 appropriate adjustment shall be made by the Board in the number or kind of shares as to which an option granted under this Plan shall be exercisable, to the end that the participant's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Board shall be conclusive.

                      7.2 If the Company is not the surviving or resulting corporation in any reorganization, merger, consolidation or recapitalization, each outstanding option shall be assumed by the surviving or resulting corporation and each option shall continue in full force and effect, and shall apply to the same number and class of securities of the surviving corporation as a holder of the number of shares of Common Stock subject to the option would be entitled under the terms of the reorganization, merger, consolidation or recapitalization.

               8. Participation. An eligible employee may become a participant by completing, signing and filing an enrollment agreement ("Enrollment Agreement") and any other necessary papers with the Company at least ten days prior to the commencement of the particular offering in which he or she wishes to participate. Payroll deductions for a participant shall commence on the Offering Date and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Section 14. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

               9.     Payroll Deductions.
                      ------------------

                      9.1 At the time a participant files his or her Enrollment Agreement, he or she shall elect to have deductions made from his or her pay on each pay day during the time he or she is a participant in an offering at not less than $10 or more than 10% of his or her Base Pay.

                      9.2 All payroll deductions made for a participant shall be credited to his or her Account under the Plan. A participant may not make any separate cash payment into such Account nor may payment for shares be made other than by payroll deduction.

                      9.3 A participant may discontinue his or her payroll deductions or participation in the Plan as provided in Section 14, but no other change can be made during an offering and, specifically, except as provided in Section 14, a participant may not alter the rate of his or her payroll deductions for that offering.

               10.    Granting of Option.
                      ------------------

                      10.1 On the Offering Date, this Plan shall be deemed to have granted to the participant an option for as many full shares as he or she will be able to purchase with the payroll deductions credited to his or her Account during his or her

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 participation in that offering.

                      10.2 Notwithstanding the foregoing, no employee shall be granted an option which permits his or her rights to purchase Common Stock under the Plan and any similar employee stock purchase plans of the Company and, if applicable, a Subsidiary and, if applicable, a Parent to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.


                      10.3 If the total number of shares for which options are to be granted on any date in accordance with Paragraph 10.1 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practical and as it shall determine to be equitable.

               11. EXERCISE OF OPTION. Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will pay for at the purchase price.

                12.    Employee's Rights as a Stockholder.
                       ----------------------------------

                      12.1 No participating employee shall have any right as a stockholder with respect to any shares under the Plan until the shares have been purchased in accordance with Section 11 above and the stock certificate has actually been issued.

                      12.2 Shares to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs, by written notice to the Company prior to the termination date of the pertinent offering, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with right of survivorship, tenants in common or as community property, to the extent and in the manner permitted by applicable law.

               13. DELIVERY. Certificates for stock issued to participants will be delivered as soon as practicable after the end of each offering.

               14.    Withdrawal.
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                      14.1 An employee may withdraw from the Plan, in whole
 but not in part, at any time prior to the last business day of each offering by delivering a

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 withdrawal notice ("Withdrawal Notice") to the Company, in which event the
 Company will refund the entire balance of his or her Account as soon as practicable thereafter.

                     14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8. His or her re-entry into the Plan cannot, however, become effective before the beginning of the next offering following his or her withdrawal.

                     14.3 An employee may elect to discontinue his or her payroll deductions during the course of a particular offering, at any time prior to the last business day preceding the final pay day during such offering by delivering an election to discontinue deductions to the Company, and such election shall not constitute a withdrawal for the purposes of this
 Section 14. In the event that an employee elects to discontinue his or her payroll deductions pursuant to this Paragraph 14.3, the employee shall remain a participant in such offering and shall be entitled to purchase from the Company such number of full shares of Common Stock as set forth in and in accordance with Section 11 of the Plan.

               15. NO CARRYOVER OF ACCOUNT. Unless a participating employee elects not to carryover the balance of his or her Account to the next offering, the Company shall carryover the balance of his or her Account to the next offering. Upon termination of the Plan, the balance of each employee's Account shall be returned to him or her.

               16. INTEREST. No interest will be paid or allowed on any money in the Accounts of participating employees.

               17. RIGHTS NOT TRANSFERABLE. No participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her Account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the participant, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with
 Section 14.

               18. TERMINATION OF EMPLOYEE'S RIGHTS. An employee's rights under the Plan will terminate when he or she ceases to be an employee because of resignation, lay-off, or discharge. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used will be refunded.

               If an employee's employment shall be terminated by reason of retirement, death, or disability prior to the end of the current offering, he or she (or his or her

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 designated beneficiary, in the event of his or her death, or if none, his or her legal representative) shall have the right, within 90 days thereafter, to elect to have the balance of his or her Account either paid to him or her in cash or applied at the end of the current offering toward the purchase of Common Stock.

               19. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board, if each director is a "disinterested person" (as defined below). If all directors are not "disinterested persons," the Plan shall be administered by a committee consisting of two or more members of the Board, each of whom shall be a "disinterested person," which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Committee shall have such of the powers and authority vested in the Board hereunder as the Board may delegate to it (including the power and authority to interpret any provision of this Plan or of any option). The members of such Committee shall serve at the discretion of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by an of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board and/or the Committee, if one has been established by the Board, shall be referred to in this Plan as the "Plan Administrator." "Disinterested person" shall be defined by reference to the rules and regulations promulgated under
 Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"). The Human Resources Committee shall be the Plan Administrator until a different Plan administrator is established by the Board.

              Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) construe and interpret this Plan; (b) define the terms used in this Plan; (c) prescribe, amend and rescind rules and regulations relating to this Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (e) determine the time or times at which options shall be granted under this Plan; (f) determine all other terms and conditions of options; and (g) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.

              20. TERMINATION AND AMENDMENTS TO PLAN. The Plan may be terminated at any time by the Board. It will terminate in any case on the earlier of (a) the date on which all or substantially all of the unissued shares of Common Stock reserved for the purpose of the Plan have been purchased, or (b) twenty years from the date the Plan is adopted by the Board. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded.



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             The Board also reserves the right to amend the Plan from time to time in any respect provided, however, that no amendment shall be effective without prior approval of the stockholders (a) which would, except as provided in Section 6 and 7, increase the aggregate number of shares of Common Stock to be issued under the Plan, (b) which would change the class of employees eligible to receive options under the Plan or (c) if such amendment requires stockholder approval for any other reason in order for the Plan to be eligible or continue to qualify for the benefits conferred by Securities and Exchange Commission Rule 16b-3, as amended from time to time, or any successor rule or regulatory requirements.

             21. APPROVAL OF STOCKHOLDERS. The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board.

             Date Approved by Board: March 9, 1993

             Date Approved by Stockholders:





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                               FIRST AMENDMENT
                                   TO THE
                              REVCO D.S., INC.
                      1993 EMPLOYEE STOCK PURCHASE PLAN

  1.     A new Section 2.9 is added to the Plan as follows:

         "2.9 "Designated Affiliate" means any corporation which is either a Subsidiary or a Parent with respect to the Company and whose employees are designated as eligible to participate in the Plan pursuant to Section 4.2."

  2. The first sentence of Section 3 of the Plan is deleted and in its place is substituted the following:

         "Any person who is an employee of the Company or a Designated Affiliate on the first day of each applicable Plan Year is eligible to receive options under the Plan; provided, however, that: (i) no employee who immediately after the grant of options hereunder owns shares (including all shares which may be purchased under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company, or, if applicable, any Subsidiary or, if applicable, a Parent shall be eligible to receive an option; and (ii) eligibility for an initial offering with respect to employees of a Designated Affiliate shall be determined in accordance with Section 4.2, subject to clause (i) above.

  3. Section 4 of the Plan is deleted and in its place is substituted the following:

         "4.   Offerings.

               4.1 The first offering under the Plan shall commence on September 1, 1993, and terminate on May 31, 1994. Thereafter, offerings shall commence on June 1 and terminate on May 31 of the following year until the Plan is terminated by the Board or no additional shares of Common Stock of the Company are available for purchase under the Plan.

                4.2 Any corporation which is either a Parent or a Subsidiary of the Company may be designated by the Human Resources Committee as a Designated Affiliate and such designation shall remain in effect unless and until revoked by such Committee. With respect to the first Plan Year in which a corporation becomes a Designated Affiliate, the Human Resources Committee may, at its discretion, establish an initial offering for the




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         employees of such corporation over a period of less than a full
         Plan Year. Such initial offering would commence on the date established by the Human Resources Committee and would end on the following May 31. Eligibility to participate in any such initial offering would be available only to persons who are employees of the Designated Affiliate on the commencement date of such initial offering.

  4. This First Amendment shall be effective upon approval of the First Amendment by the Company's stockholders.


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                               SECOND AMENDMENT
                                    TO THE
                               REVCO D.S., INC.
                      1993 EMPLOYEE STOCK PURCHASE PLAN

1. Section 6 of the Plan is hereby amended to increase the number of shares of the Company's Common Stock available for issuance under the Plan from 1,200,000 to 2,700,000 shares.

2. This Second Amendment shall be effective upon approval of the Second Amendment by the Company's stockholders.